Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information and related notes are based on and should be read in conjunction with:

a.

the historical audited consolidated financial statements of Santander Holdings USA, Inc. (“SHUSA” or the “Company”) and the related notes, and Management’s Discussion and Analysis of Financial Condition and Results of Operations, included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed on March 2, 2026;

b.

the historical unaudited condensed consolidated financial statements of the Company and the related notes, and Management’s Discussion and Analysis of Financial Condition and Results of Operations, included in the Company’s Quarterly Report on Form 10-Q for the three-month period ended March 31, 2026 filed on May 4, 2026;

c.

the historical audited consolidated financial statements of Webster Financial Corporation (“Webster”) and the related notes, included as Exhibit 99.1 to the Form 8-K to which this exhibit is attached; and

d.	the historical unaudited condensed consolidated financial statements of Webster and the related notes, included as Exhibit 99.2 to the Form 8-K to which this exhibit is attached.

The unaudited pro forma condensed combined financial information combines the historical consolidated financial position and results of operations of the Company and Webster as a result of the acquisition of Webster by Banco Santander, S.A. (“Santander”) and the contribution of Webster to SHUSA by Santander in exchange for no consideration and the subsequent merger of Webster with and into the Company. It is provided for illustrative information purposes only and has been derived from the historical consolidated financial statements of the Company and Webster, and is presented based on available information and certain assumptions that management believes are reasonable. The unaudited pro forma condensed combined financial information is not necessarily, and should not be assumed to be, an indication of the actual results that would have been achieved had the transactions among Webster, Santander, and their respective subsidiaries more fully described in the Form 8-K the Company filed with the Securities and Exchange Commission on March 31, 2026 (collectively, the “Transaction”) been completed as of the dates indicated or that may be achieved in the future. The pro forma condensed combined financial information has been prepared by the Company in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, Amendments to Financial Disclosures About Acquired and Disposed Businesses, as adopted by the SEC on May 21, 2020.

The unaudited pro forma condensed combined consolidated income statements for the three-month period ended March 31, 2026 and the year ended December 31, 2025 have been prepared with the assumption that the Transaction was completed as of January 1, 2025. The unaudited pro forma condensed combined balance sheet as of March 31, 2026 has been prepared with the assumption that the Transaction was completed as of that date.

SANTANDER HOLDINGS USA, INC. AND SUBSIDIARIES

PRO FORMA CONDENSED COMBINED BALANCE SHEET

Unaudited (In thousands)

	SHUSA Historical as of	Webster Historical as of	Pro Forma Adjustments	Note 4	Pro Forma as of
	March 31, 2026	March 31, 2026			March 31, 2026
ASSETS
Cash and cash equivalents	$15,378,595	$2,825,456	$—		$18,204,051
Federal funds sold and securities purchased under resale agreements or similar arrangements	9,076,054	—	—		9,076,054
Investment securities	40,298,809	18,851,637	(801,090)	(a)	58,349,356
Loans held for investment (LHFI)	83,281,327	57,248,542	(895,125)	(b)	139,634,744
ALLL	(5,954,321)	(733,434)	(128,600)	(c)	(6,816,355)

Net LHFI	77,327,006	56,515,108	(1,023,725)		132,818,389
LHFS	1,617,810	14,478	—		1,632,288
Premises and equipment, net	916,072	258,435	—		1,174,507
Operating lease assets, net	7,253,905	—	—		7,253,905
Goodwill	2,766,665	2,898,463	2,885,119	(d)	8,550,247
Intangible assets, net	207,864	299,518	1,611,675	(e)	2,119,057
BOLI	2,055,523	1,292,770	—		3,348,293
Restricted cash (1)	6,094,527	34,708	—		6,129,235
Other assets (2)	5,095,351	2,594,015	75,202	(f)	7,764,568

TOTAL ASSETS	$168,088,181	$85,584,588	$2,747,181		$256,419,950

LIABILITIES
Deposits and other customer accounts	$81,207,311	$69,039,716	$(14,960)	(g)	$150,232,067
Federal funds purchased and securities loaned or sold under repurchase agreements	21,305,562	69,756	—		21,375,318
Trading liabilities	3,609,135	—	—		3,609,135
Borrowings and other debt obligations	35,367,551	5,548,931	(6,523)	(h)	40,909,959
Accounts payable, accrued expenses, and other liabilities	8,344,729	1,352,536	—		9,697,265

TOTAL LIABILITIES	$149,834,288	$76,010,939	$(21,483)		$225,823,744

MEZZANINE EQUITY
Preferred stock (no par value; 2,000,000 shares outstanding)	2,000,000	—	—		2,000,000
STOCKHOLDER’S EQUITY
Preferred stock	$—	$283,979	$—	(k)	$283,979
Common stock and paid-in capital	17,289,649	6,135,009	5,923,325	(i)	29,347,983
Treasury stock	—	(1,069,828)	1,069,828	(j)	—
Accumulated other comprehensive loss, net of tax	(576,548)	(430,549)	430,549	(j)	(576,548)
(Accumulated deficit) / retained earnings	(459,208)	4,655,038	(4,655,038)	(j)	(459,208)

TOTAL STOCKHOLDER’S EQUITY	16,253,893	9,573,649	2,768,664		28,596,206

TOTAL LIABILITIES, MEZZANINE AND STOCKHOLDER’S EQUITY	$168,088,181	$85,584,588	$2,747,181		$256,419,950

(1)

Includes $29.6 million of restricted cash that was included in Webster’s historical Cash and due from banks and $5.1 million of restricted cash that was included in Webster’s Interest-bearing deposits.

(2)	Includes $169.7 million of right-of-use assets that was included in Webster’s historical Premises and equipment, net.

See accompanying notes to unaudited pro forma condensed combined financial statements.

SANTANDER HOLDINGS USA, INC. AND SUBSIDIARIES

PRO FORMA CONDENSED COMBINED INCOME STATEMENT

Unaudited (In thousands)

	SHUSA Historical for the three months ended	Webster Historical for the three months ended	Pro Forma Adjustments	Note 5	Pro Forma for the three months ended
	March 31, 2026	March 31, 2026			March 31, 2026
INTEREST INCOME:
Loans	$1,993,787	$776,628	$39,741	(a)	$2,810,156
Interest-earning deposits	162,760	20,054	—		182,814
Interest and fees on federal funds sold and securities purchased under resale agreements or similar arrangements	310,053	—	—		310,053
Investment securities	423,943	197,597	26,284	(b)	647,824

TOTAL INTEREST INCOME	2,890,543	994,279	66,025		3,950,847
INTEREST EXPENSE:
Deposits and other customer accounts	441,277	316,624	642	(c)	758,543
Interest expense on federal funds purchased and securities loaned or sold under repurchase agreements	429,496	1,062	—		430,558
Interest expense on trading liabilities	43,477	—	—		43,477
Borrowings and other debt obligations	481,025	42,190	186	(d)	523,401

TOTAL INTEREST EXPENSE	1,395,275	359,876	828		1,755,979

NET INTEREST INCOME	1,495,268	634,403	65,197		2,194,868
Credit loss expense	431,342	54,000	—		485,342

NET INTEREST INCOME AFTER CREDIT LOSS EXPENSE	1,063,926	580,403	65,197		1,709,526

NON-INTEREST INCOME:
Consumer and commercial fees	123,710	56,929	—		180,639
Capital markets and foreign exchange income	170,581	—	—		170,581
Lease income	321,221	—	—		321,221
Miscellaneous income, net	161,822	44,534	—		206,356

TOTAL FEES AND OTHER INCOME	777,334	101,463	—		878,797
Securities gains, net	26,480	—	—		26,480

TOTAL NON-INTEREST INCOME	803,814	101,463	—		905,277

GENERAL, ADMINISTRATIVE AND OTHER EXPENSES:
Compensation and benefits	544,323	222,906	—	(f)	767,229
Occupancy and equipment expenses	161,798	19,486	—		181,284
Technology, outside service and marketing expense	215,612	76,872	—		292,484
Loan expense(1)	83,722	6,175	—		89,897
Lease expense	287,480	—	—		287,480
Other expenses	92,003	53,670	46,637	(e)	192,310

TOTAL GENERAL, ADMINISTRATIVE AND OTHER EXPENSES	1,384,938	379,109	46,637		1,810,684

INCOME BEFORE INCOME TAX	482,802	302,757	18,560		804,119
Income tax provision	68,631	56,526	4,826	(g)	129,983

NET INCOME	$414,171	$246,231	$13,734		$674,136

(1)	Includes $6.2 million of loan expense that was included in Webster’s historical Other expenses.

See accompanying notes to unaudited pro forma condensed combined financial statements.

SANTANDER HOLDINGS USA, INC. AND SUBSIDIARIES

PRO FORMA CONDENSED COMBINED INCOME STATEMENT

Unaudited (In thousands)

	SHUSA Historical for the year ended December 31, 2025	Webster Historical for the year ended December 31, 2025	Pro Forma Adjustments	Note 5		Pro Forma for the year ended December 31, 2025
INTEREST INCOME:
Loans	$8,356,608	$3,122,773	$171,564	(a	)	$11,650,945
Interest-earning deposits	920,487	87,870	—			1,008,357
Interest and fees on federal funds sold and securities purchased under resale agreements or similar arrangements	1,679,483	—	—			1,679,483
Investment securities	1,480,080	810,865	123,847	(b	)	2,414,792

TOTAL INTEREST INCOME	12,436,658	4,021,508	295,411			16,753,577
INTEREST EXPENSE:
Deposits and other customer accounts	1,880,013	1,365,703	9,312	(c	)	3,255,028
Interest expense on federal funds purchased and securities loaned or sold under repurchase agreements	2,210,270	3,298	—			2,213,568
Interest expense on trading liabilities	150,517	—	—			150,517
Borrowings and other debt obligations	2,242,993	154,613	746	(d	)	2,398,352

TOTAL INTEREST EXPENSE	6,483,793	1,523,614	10,058			8,017,465

NET INTEREST INCOME	5,952,865	2,497,894	285,353			8,736,112
Credit loss expense	1,655,924	210,000	—			1,865,924

NET INTEREST INCOME AFTER CREDIT LOSS EXPENSE	4,296,941	2,287,894	285,353			6,870,188

NON-INTEREST INCOME:
Consumer and commercial fees	487,095	228,583	—			715,678
Capital markets and foreign exchange income	494,289	—	—			494,289
Lease income	1,631,032	—	—			1,631,032
Miscellaneous income, net	713,902	172,716	—			886,618

TOTAL FEES AND OTHER INCOME	3,326,318	401,299	—			3,727,617
Securities gains, net	154,705	220	—			154,925

TOTAL NON-INTEREST INCOME	3,481,023	401,519	—			3,882,542

GENERAL, ADMINISTRATIVE AND OTHER EXPENSES:
Compensation and benefits	2,138,311	821,748	27,539	(f	)	2,987,598
Occupancy and equipment expenses	725,848	77,416	—			803,264
Technology, outside service and marketing expense	867,340	286,794	—			1,154,134
Loan expense(1)	355,169	32,365	—			387,534
Lease expense	1,312,792	—	—			1,312,792
Other expenses	536,973	210,941	186,548	(e	)	934,462

TOTAL GENERAL, ADMINISTRATIVE AND OTHER EXPENSES	5,936,433	1,429,264	214,087			7,579,784

INCOME BEFORE INCOME TAX	1,841,531	1,260,149	71,266			3,172,946
Income tax provision	196,373	257,347	18,529	(g	)	472,249

NET INCOME	$1,645,158	$1,002,802	$52,737			$2,700,697

(1)	Includes $32.4 million of loan expense that was included in Webster historical Other expenses.

See accompanying notes to unaudited pro forma condensed combined financial statements.

NOTES TO THE PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1: Basis of Presentation

The accompanying unaudited pro forma condensed combined financial information and related notes have been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information, as amended by the final rule, Amendments to Financial Disclosures About Acquired and Disposed Businesses, as adopted by the SEC on May 21, 2020.

Certain reclassifications were made to align accounting policies and financial statement presentation. The review of Webster’s accounting policies and financial statement presentation is preliminary, and additional differences could be identified prior to or at the completion of the Transaction. Based on the preliminary review of Webster’s accounting policies, there were no material accounting policy differences identified.

The unaudited pro forma condensed combined financial statements have been prepared to illustrate the effects of the Transaction under the acquisition method of accounting under the provisions of Accounting Standards Codification (“ASC”) Topic 805, Business Combinations. As described in the Prior Form 8-K, Santander is the acquirer of Webster. Santander will transfer its investment in Webster to the Company in the form of a capital contribution, and the Company will record the assets acquired and liabilities assumed at Santander’s carrying value, which will equal their estimated fair value as of the acquisition date. The fair value concepts applied are consistent with ASC Topic 820, Fair Value Measurement.

Transaction costs associated with the Transaction are expected to be expensed as incurred by Santander and are not expected to be charged to the Company. Any excess of the purchase consideration over the estimated fair value of net assets acquired will be allocated to goodwill.

The pro forma allocation of the purchase price is based on preliminary estimates and assumptions and is subject to change. The Company has not completed the valuation analysis necessary to finalize the fair value estimates of Webster’s assets and liabilities. Preliminary estimates have been developed for certain intangible assets and select financial assets and liabilities. Other assets and liabilities are presented at their historical carrying amounts and should be considered preliminary. The final allocation of the purchase price will be completed by Santander within the 12-month measurement period following the acquisition date, in accordance with ASC Topic 805. A final determination of fair values will be based on Webster’s actual assets and liabilities as of the closing date of the Transaction and may differ materially from the preliminary estimates presented herein.

The unaudited pro forma condensed combined balance sheet as of March 31, 2026 combines the historical consolidated balance sheets of the Company and Webster, giving effect to the Transaction as if it had been completed on the March 31, 2026. The unaudited pro forma condensed combined income statements for the three months ended March 31, 2026 and for the year ended December 31, 2025 combine the historical consolidated income statements of the Company and Webster, giving effect to the Transaction as if it had been completed on January 1, 2025.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have been achieved had the Transaction been completed on the dates indicated, nor is it indicative of future results or financial position of the Company following the Transaction.

The pro forma financial information included herein does not reflect the issuance or maintenance of loss-absorbing instruments that may be required in connection with applicable total loss-absorbing capacity requirements.

Note 2: Preliminary Purchase Price Allocation

The total consideration transferred by Santander to the Webster shareholders will be allocated to the identifiable assets acquired and liabilities assumed based on their estimated fair values as of the acquisition date. The following table summarizes the preliminary estimated consideration at May 26, 2026 as described in the Schedule 14A Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 filed by Webster with the Securities and Exchange Commission on April 23, 2026. Based on that information, at the effective time of the Transaction, by virtue of the share exchange described in that proxy statement, each outstanding share of Webster Virginia Corporation common stock will be exchanged for the right to receive (i) 2.0548 American Depositary Shares of Santander representing such ordinary shares (“ADSs”) and (ii) $48.75 in cash, without interest.

As of May 26, 2026
Webster shares outstanding	162,042,903
Exchange ratio	2.0548

ADSs to be issued in the Transaction	332,965,757

Cash consideration per Webster share (in $)	$48.75

Cash consideration ($ in thousands)	$7,899,592

Relative per share value of ADSs based on closing price as of May 26, 2026 (in dollars) (1)	$12.49

Estimated share consideration at May 26, 2026 ($ in thousands)	$4,158,742

Estimated total consideration ($ in thousands)	$12,058,334

(1)	Estimated total consideration and goodwill would increase $415.9 million and decrease $(415.9) million with a +10% / -10% change in the relative per share value of Santander ADSs, respectively.

The following table summarizes the allocation of the preliminary estimated purchase consideration to the fair value of identifiable tangible and intangible assets to be acquired and liabilities to be assumed as if the Transaction had been completed on March 31, 2026. The excess of Santander’s purchase price over the estimated fair value of net assets acquired and contributed to the Company will be recorded as goodwill.

(in thousands)	Preliminary Balances at March 31, 2026
Fair value of consideration to be transferred (1)		$12,058,334
Fair value of assets:
Cash, and cash equivalents	$2,825,456
Investment securities	18,050,547
Loans held for investment, net	55,491,383
Other intangible assets	1,911,193
All other assets (includes $75,202 of deferred taxes on purchase accounting fair value adjustments)	4,269,608

Total assets to be acquired	$82,548,187

Fair value of liabilities:
Deposits and other customer accounts	$69,024,756
Federal funds purchased and securities loaned or sold under repurchase agreements	69,756
Borrowings and other debt obligations	5,542,408
Accounts payable, accrued expenses, and other liabilities	1,352,536

Total liabilities to be acquired	$75,989,456

Fair value of net assets to be acquired		6,558,731

Plus: Preferred stock to be acquired		283,979

Goodwill recognized		$5,783,582

(1)	Estimated as of May 26, 2026

Note 3: Identifiable Intangible Assets

Identifiable intangible assets are required to be measured at fair value. For purposes of these unaudited pro forma condensed combined financial statements, it is assumed that all assets will be used in a manner that represents their highest and best use. Amounts preliminarily allocated to identifiable intangibles may change significantly, which could result in a material change in amortization of acquired intangible assets, which is on a straight-line basis. The following represents the amount and estimated useful lives of identifiable intangible assets:

(dollars in thousands)	Amount	Useful Life (Midpoint)
Identified intangible assets:
Core deposit intangibles - core deposits	$1,064,151	7-10 years (8)
Core deposit intangibles - health saving accounts	520,302	8-11 years (9)
Core deposit intangibles - workers comp administration funds	246,034	20-30 years (25)
Customer relationships	80,706	9-10 years (10)

	$1,911,193

Note 4: Balance Sheet Adjustments

The following pro forma adjustments have been reflected in the unaudited pro forma condensed combined balance sheet. All adjustments are based on preliminary assumptions and valuations, which are subject to change.

a.

Fair value adjustment to held-to-maturity debt securities to reflect a current market rate of interest as of March 31, 2026 for similar types of securities, resulting in a net discount of $801.1 million which will be accreted into interest income over the estimated remaining life of the held-to-maturity debt securities portfolio.

b.

Fair value adjustment to loans and leases to reflect a current market rate of interest for loans as of March 31, 2026 with similar terms, resulting in a non-credit discount of $895.1 million, which will be accreted into interest income over the estimated remaining life of the loan portfolio.

c.

Fair value adjustment to eliminate Webster’s allowance for credit losses of $733.4 million at March 31, 2026 and to record the Company’s preliminary estimate of credit losses for the loans to be acquired of $862.0 million. The Company adopted ASU 2025-08, Purchased Loans, and will record its initial estimate of the allowance for credit losses using the gross-up method, resulting in an additional allowance for loan losses of $128.6 million and an increase in the cost basis of the loans.

d.	Fair value adjustment to reverse Webster’s existing goodwill of $2.9 billion, and to record preliminary estimated goodwill associated with the Transaction of $5.8 billion.

e.

Fair value adjustment to eliminate Webster’s core deposit and other intangibles of $299.5 million at March 31, 2026 and record a core deposit intangible of $1.8 billion and other intangibles of $80.7 million.

f.	Adjustment to deferred tax assets calculated at the statutory rate in effect of 26.0% to reflect the impact of the fair value adjustments to the assets and liabilities to be acquired.

g.	Fair value adjustment to time deposits calculated as the present value of contractual payments discounted at a market rate as of March 31, 2026.

h.	Fair value adjustment to Federal Home Loan Bank (“FHLB”) advances and long-term debt calculated as the present value of contractual payments discounted at a market rate as of March 31, 2026.

i.	Adjustment to record the capital contribution of Webster from Santander to the Company for $12.1 billion and to eliminate the additional paid-in capital of Webster.

j.	Adjustment to eliminate components of Webster’s equity (common stock at par value, retained earnings, treasury stock and accumulated other comprehensive income).

k.

Preferred stock reflects the conversion of Webster’s Series F and Series G Preferred Stock into a newly-issued series of the Company’s preferred stock with substantially the same terms. The fair value of the newly-issued preferred stock of the Company is preliminarily estimated to be equivalent to the carrying value of Webster’s preferred stock.

The estimated amortization for the next five years for certain balance sheet adjustments is as follows:

Fiscal Year ($ in thousands)	Identified Intangibles	Held-to-Maturity Investments	Loans Held for Investment
2026	$186,548	$123,847	$171,564
2027	186,548	105,136	158,963
2028	186,548	89,207	144,313
2029	186,548	75,672	127,418
2030	186,548	64,369	108,068

Note 5: Income Statement Adjustments

The following pro forma adjustments have been reflected in the unaudited pro forma condensed combined income statement. All adjustments are based on preliminary assumptions and valuations, which are subject to change.

a.	Represents the accretion of the fair value adjustment on loans into interest income over an estimated life of 6 years and an effective interest rate of 5.88%.

b.

Represents the accretion of the fair value adjustment on held-to-maturity debt securities into interest income over a weighted average term of 5.0 years using the effective interest method at a weighted average interest rate return of 5.18%.

c.	Represents the amortization of the fair value adjustment on time deposits over an estimated term of 5 years using the effective interest method.

d.

Represents the amortization of the fair value adjustment on (i) FHLB advances over an estimated term of 15 years using the straight-line method and (ii) long-term debt over an estimated term of 6.8 years using the straight-line method.

e.

Represents the amortization of the fair value adjustment on the core deposit intangibles and customer relationship intangibles utilizing the straight-line method. Refer to Note 3 above for estimated amortization periods.

f.	Represents the increased amortization expense for unvested Webster equity awards replaced with Santander ADSs upon acquisition.

g.	Represents the impact of pro forma adjustments to the income tax provision calculated at the statutory rate in effect.